EXHIBIT 32.1

Certification Required by 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the filing by Assure Data, Inc. (the "Company") of the Quarterly Report on Form 10-Q for the period ending September 30, 2009 (the "Report"), the undersigned hereby certifies:

1. The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial respects, the financial condition and results of operations of the Company.

Date: November 12, 2009
/s/ Robert Lisle
Robert Lisle, Chief Executive Officer
and Chief Financial and Accounting
Officer and President